                          CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form SB-2 of our report dated August 6, 1997, on our audit of the financial statements of Sentinel Financing LTD., L.P. We also consent to the reference to our firm under the caption "Experts."





Millward & Co. CPAs
Fort Lauderdale, Florida
August 28, 1997